                     NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                     344 Broadway
                              Newport, Tennessee  37821
                                   (423)  623-6088

                         NOTICE OF SPECIAL MEETING OF MEMBERS

    Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Newport Federal Savings and Loan Association (the "Bank") will be held at __________________________, _______________________, Newport, Tennessee,
on December __, 1997 at __:__ _.m. The business to be taken up at the Special Meeting shall be:

    (1) To consider and vote upon a Plan of Conversion providing for the conversion of the Bank from a federally chartered mutual savings association to a federally chartered stock savings association to be known as Newport Federal Bank, as a wholly owned subsidiary of United Tennessee Bankshares, Inc., a newly organized Tennessee corporation formed by the Bank for the purpose of becoming the holding company for the Bank, and the related transactions provided for in such Plan of Conversion, including the amendment of the Bank's existing Federal Mutual Charter and Bylaws to read in the form of a Federal Stock Charter and Bylaws for the Bank, pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision.

    (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

 Note: As of the date of mailing of this Notice of Special Meeting of Members, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

    The members entitled to vote at the Special Meeting shall be those members of the Bank at the close of business on November __, 1997, who continue as members until the Special Meeting and, should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment thereof.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             William B. Henry
                                             Secretary
November __, 1997
Newport, Tennessee

                            -----------------
    YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                   GLOSSARY

Bank                                   The federally chartered savings association
(also, alone or with the Company, as   converting from mutual to stock form, in its
appropriate, "we," "us," etc.)         mutual form as "Newport Federal Savings and
                                       Loan Association" and its stock form as
                                       "Newport Federal Bank"


Company                                The Tennessee corporation named United
(also "our holding company," etc.)     Tennessee Bankshares, Inc. formed by the Bank
                                       to serve as its holding company after the
                                       Conversion

Common Stock                           The common stock of the Company

Community Offering                     If any, the offering of shares of the Common
                                       Stock to the general public concurrently with
                                       or after commencement of the Subscription
                                       Offering, giving preference to natural persons
                                       and trusts of natural persons (including
                                       individual retirement and Keogh retirement
                                       accounts and personal trusts in which such
                                       natural persons have substantial interests)
                                       who are permanent residents of the Bank's
                                       Local Community

Conversion                             Conversion of the Bank from mutual to stock
                                       form, the issuance of common stock of the Bank
                                       to the Company and the issuance of the
                                       Company's Common Stock to purchasers in the
                                       Subscription Offering and, if any, the
                                       Community Offering and/or Syndicated Offering

Eligible Account Holders               Holders of savings accounts at the Bank with
                                       balances of at least $50 as of December 31,
                                       1995

ESOP                                   Employee Stock Ownership Plan to be
                                       implemented by the Company in the Conversion

Estimated Valuation Range              Range of valuation from 15% below to 15% above
                                       the independent appraisal of our estimated pro
                                       forma market value, which was $11,000,000 as
                                       of September 12, 1997

FDIC                                   Federal Deposit Insurance Corporation

Local Community                        The county where our offices are located --
                                       Cocke County, Tennessee

Other Members                          Depositor and borrower members of the Bank as
                                       of November     , 1997

OTS                                    Office of Thrift Supervision of the United
                                       States Department of the Treasury

RP Financial                           RP Financial, LC, the firm we engaged to
                                       prepare the appraisal of our estimated pro
                                       forma market value in the Conversion and to
                                       advise us about our business plan

SEC                                    Securities and Exchange Commission

Subscription Offering                  The offering of  shares of the Common Stock to
                                       Eligible Account Holders, the ESOP,
                                       Supplemental Eligible Account Holders and
                                       Other Members

Supplemental Eligible                  Holders of accounts at the Bank with balances
Account Holders                        of at least $50 as of September 30, 1997

Syndicated Offering                    If any, the offering of shares of the Common
                                       Stock to the general public during or after
                                       the Subscription Offering in a syndicated
                                       offering by selected dealers

Trident Securities                     Trident Securities, Inc., the firm we engaged
                                       to advise and assist us in marketing the
                                       Common Stock and conducting the Subscription
                                       Offering and, if any, the Community Offering
                                       and/or Syndicated Offering

                           QUESTIONS AND ANSWERS

    Set forth below are answers to frequently asked questions about the Conversion and related matters. For additional information, please refer to the more detailed information in this proxy statement and the accompanying prospectus. For assistance, please contact the Stock Information Center at (423) ___-_____.

The Conversion

   1.   What is a Mutual to Stock Conversion?

        The Conversion is a change in our legal form of organization. We currently operate as a federally chartered mutual savings institution with no stockholders. Through the Conversion, we will become a federally chartered stock savings institution, we will change our name to "Newport Federal Bank," we will issue shares of our stock to United Tennessee Bankshares, Inc., which will thereby become our holding company, and United Tennessee Bankshares, Inc., as our holding company, will issue shares of its Common Stock to investors who purchase shares in the Conversion. Currently, our depositor and borrower members as such have voting rights in the Bank and, therefore, are entitled to elect directors of the Bank and to vote on other important matters. Following the Conversion, the Company will exercise all voting rights with respect to the Bank's common stock, and the Company's stockholders will elect its directors and exercise all other voting rights with respect to the Common Stock.

    2.   Why are you converting?

         As a mutual savings institution, we do not have stockholders and do not have authority to issue capital stock. By converting to the stock form of organization, we will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to our future growth and performance by providing a larger capital base from which we may operate, by enhancing our ability to attract and retain qualified management through stock-based compensation plans, by enhancing our ability to diversify into other financial services related activities and by expanding our ability to provide services to the public.

         We believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. We recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 1,000 mutual thrifts today.

         We believe that converting to the stock form of organization and changing our name will allow us to compete more effectively with other community banks and thrifts, and with statewide, regional and nationwide banks, which are in stock form. We believe that by combining our existing quality service and products with a local ownership base we will encourage our customers and community members who become stockholders to do more business with us.

         Furthermore, because we compete with local and nonlocal banks not only for customers, but also for employees, we believe that the stock form of organization will better afford us the opportunity to attract and retain employees, management and directors through stock-based compensation plans which are not available to mutual savings institutions.

    3.   Will the Conversion have any effect on our deposits and loans?

         No. The Conversion will not affect terms and balances of your deposit accounts and interest rates paid on such accounts. Deposits will remain federally insured by the FDIC up to the maximum amount permitted by law. The Conversion also will not affect terms or conditions of any of our loans or rights and obligations of our borrowers.

    4.   Will the Conversion cause any changes in your personnel?

         No. Before and after the Conversion, our business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

    5. What approvals must be received before the Conversion becomes effective?

         First, our Board of Directors must adopt the Plan of Conversion, which occurred on May 20, 1997. Second, the OTS must approve the applications required to effect the Conversion. These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by our members. A special meeting of our members will be held on
         November    , 1997 to consider and vote upon the Plan of
         Conversion. Last, the final amount of Common Stock to be issued in the Conversion must be approved by the OTS before the consummation of the Conversion.

The Holding Company

    6.   What is a holding company?

         A holding company is a company that owns another company. In the Conversion, we will become a subsidiary of United Tennessee Bankshares, Inc., a company we organized to become our holding company by acquiring all of our stock to be issued in the Conversion.

    7.   Why are you forming a holding company?

         We believe that the formation of our holding company will result in a more versatile financial institution with the ability to diversify our business activities through existing or newly formed subsidiaries, although there are no current plans with respect to such diversification. Our holding company will also be able to use stock-based compensation programs to attract, motivate and retain directors, management and employees.

    8.   What will be the holding company's principal business activities?

         We formed United Tennessee Bankshares, Inc. under Tennessee law in August 1997 for the purpose of becoming our holding company in the Conversion. Before the Conversion, our holding company will not have any material assets or liabilities, and it will not engage in any material operations. Following the Conversion, our holding company's primary assets will be our outstanding stock, a portion of the net proceeds of the Conversion and a note receivable from our ESOP, and it will primarily engage in the business of directing, planning and coordinating our business activities. In the future, our holding company may become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. Initially, our holding company will not maintain offices separate from ours or employ any persons other than its officers, who will not be separately compensated for such service.

About Voting For the Plan of Conversion

    9.   Am I eligible to vote at the Special Meeting?

         You are eligible to vote at the Special Meeting of Members to be held on November ___, 1997 if you were a depositor or borrower with us at the close of business on the Voting Record Date (November ___, 1997) and continue as such until the Special Meeting.

    10.  How many votes do I have?

         As an account holder with us, you have one vote for each $100, or fraction thereof, on deposit in your account(s) with us. Each borrower member may cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

    11. If I vote against the Plan of Conversion and it is approved, may I buy stock in the Subscription Offering?

         Yes. Voting against the Plan of Conversion would not restrict you from purchasing shares of the common stock of our holding company in the Subscription Offering.

    12. Did the Board of Directors of Newport Federal Savings and Loan Association adopt the Plan of Conversion?

         Yes. Our Board of Directors adopted the Plan of Conversion and urges all members to vote FOR approval of the Plan of Conversion.

    13.  What would happen if Newport Federal Savings and Loan
         Association did not get enough votes to approve the Plan of Conversion?

         The Conversion would not take place, and we would remain a mutual savings institution.

    14.  As a qualifying depositor or borrower of Newport Federal
         Savings and Loan Association, am I required to vote?

         No. However, failure to return your proxy card or otherwise vote would have the same effect as a vote AGAINST the Plan of Conversion.

    15.  What is a Proxy Card?

         A proxy card gives you the ability to vote without attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

         You may attend the Special Meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Previously executed proxies, other than those proxies related to the Conversion which were sent to you, will not be used to vote for approval of the Plan of Conversion, even if you do not execute another proxy or attend the Special Meeting and vote in person.

    16.  How can I get additional information about the Conversion?

         For additional information about the Conversion, please refer to the more detailed information in this proxy statement and the accompanying prospectus.

         For assistance, or to request another prospectus and stock order
         form, please contact our Stock Information Center at (423)     -
           .

         THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY UNITED TENNESSEE BANKSHARES, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE ACCOMPANYING PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (423)
___-____.

         THE SHARES OF UNITED TENNESSEE BANKSHARES, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED

BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                344 Broadway
                         Newport, Tennessee  37821
                              (423)  623-6088


                              PROXY STATEMENT


    YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY OUR BOARD OF DIRECTORS FOR USE AT A SPECIAL MEETING OF OUR MEMBERS TO BE HELD ON DECEMBER __, 1997. WE URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

                       PURPOSE OF MEETING -- SUMMARY

    A Special Meeting of Members (the "Special Meeting") of Newport Federal Savings and Loan Association ("us" or the "Bank") will be held at ________________________________________________, Newport,
Tennessee on _________________, December __, 1997, at __:__ _.m.,
Eastern Time, for the purpose of considering and voting upon a Plan of Conversion adopted by our Board of Directors which, if approved by a majority of the total votes eligible to be cast by the members, will permit us to convert from a federal mutual savings association to a federal stock savings association to be known or Newport Federal Bank as a wholly owned subsidiary of United Tennessee Bankshares, Inc. ("our holding company" or the "Company"), a Tennessee corporation we formed for the purpose of becoming the holding company for us (collectively, the "Conversion"). The Conversion is contingent upon our members' approval of the Plan of Conversion.

    The Plan of Conversion provides in part that after receiving authorization from the Office of Thrift Supervision ("OTS"), our holding company will offer for sale shares of its common stock, par value $.01 per share (the "Common Stock"), through the issuance of nontransferable subscription rights, first to our depositors as of
December 31, 1995 with $50.00 or more on deposit with us on that date ("Eligible Account Holders"), second to our holding company's Employee
Stock Ownership Plan (the "ESOP") (a tax-qualified employee stock benefit plan of our holding company, as defined in the Plan of
Conversion), third to our depositors as of September 30, 1997 with
$50.00 or more on deposit with us on that date ("Supplemental Eligible Account Holders") and fourth to our depositor and borrower members as of November __, 1997 ("Other Members") (collectively, the
"Subscription Offering"). Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights of those in a prior category, with the exception that any shares of
Common Stock sold in excess of the maximum of the estimated valuation range as established in an independent appraisal, as discussed below, may be first sold to the ESOP.  During or after the Subscription
Offering, our holding company may offer shares of the Common Stock not sold in the Subscription Offering to the general public, in a community offering (the "Community Offering").  In the Community
Offering, preference may be given to natural persons and trusts of natural persons who are permanent residents of our local community,
Cocke County, Tennessee.   Any shares of Common Stock not purchased in
the Subscription and Community Offerings may be sold to a syndicate of underwriters to be managed by Trident Securities, Inc. ("Trident Securities"). The aggregate price of the Common Stock to be issued by the Company under the Plan of Conversion is currently expected to be between $9,350,000 and $14,547,500, subject to a final independent appraisal of our estimated pro forma market value as converted and as a wholly owned subsidiary of our holding company before the consummation of the Conversion. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued" in the accompanying prospectus.

    Adoption of our proposed stock charter and bylaws is an integral part of the Plan of Conversion. Copies of the Plan of Conversion and the proposed stock charter and bylaws are attached to this proxy statement. These documents provide, among other things, for the termination of voting rights of members and their rights to receive any surplus remaining in the event of our liquidation. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account to be established for their benefit upon completion of the Conversion, will vest exclusively in our holding company as the sole holder of our outstanding capital stock.


                  RECOMMENDATION OF THE BOARD OF DIRECTORS

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE STOCK.

    The Conversion will be accomplished through adoption of a new charter and bylaws to authorize our issuance of capital stock to our holding company. Under the Plan of Conversion, between 935,000 and 1,454,750 shares of the Common Stock are being offered for sale by our holding company. Upon completion of the Conversion, we will issue all of our newly issued shares of capital stock (100,000 shares) to our holding company in exchange for at least 50% of the net proceeds in the Conversion. None of our assets will be distributed in order to effect the Conversion other than to pay expenses incurred as a result of the Conversion.

    The net proceeds from the sale of Common Stock in the Conversion will substantially increase our capital, which will increase the amount of funds available for lending and investment, and support current operations and the continued growth of our business. The holding company structure will provide greater flexibility than we alone would have for diversification of business activities and geographic operations. Management believes that this increased capital and operating flexibility will enable us to compete more effectively with other savings institutions and other types of financial service organizations. Management also believes that the Conversion will enhance the future access of both us and our holding company to the capital markets.

                     UNITED TENNESSEE BANKSHARES, INC.

    We incorporated United Tennessee Bankshares, Inc. under the laws of the State of Tennessee in August 1997 to serve as our holding company following the Conversion. We have received approval from the OTS for our holding company to acquire us in the Conversion subject to satisfaction of certain conditions. Before the Conversion, our holding company has not engaged and will not engage in any material operations. Following the Conversion, our holding company will direct, plan and coordinate our business activities. In the future, our holding company may become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. Initially, our holding company will not maintain offices separate from ours or employ any persons other than its officers who will not be separately compensated for such service.

    The holding company structure will permit us to expand the financial services we currently offer. As a unitary savings institution holding company, our holding company will have greater flexibility than us (as a savings institution) to diversify its business activities through existing or newly formed subsidiaries or through acquisition or merger with other financial institutions. Like us, our holding company will be subject to regulation by the OTS.

    Our holding company's executive offices are located at 344 W.
Broadway, Newport, Tennessee 37821-0249, and its telephone number is
(423) 623-6088.

                NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

    We were organized as a federally chartered mutual savings institution in 1934. We currently operate through two full service banking offices located in Newport, Tennessee. At June 30, 1997, we had total assets of $64.2 million, deposits of $56.7 million and equity of $6.5 million, or 10.1% of total assets.

    We attract deposits from the general public and invests those funds in loans secured by first mortgages on owner-occupied single-family residences in our market area and, to a lesser extent, commercial real estate loans and consumer loans. We also maintain a substantial investment portfolio.

    We derive our income principally from interest earned on loans, investment securities and other interest-earning assets. Our principal expenses are interest expense on deposits and borrowings and noninterest expenses such as employee compensation, deposit insurance and miscellaneous other expenses. Funds for these activities are provided principally by deposit growth, repayments of outstanding loans and investment securities, other operating revenues and, from time to time, advances from the Federal Home Loan Bank of Cincinnati.

    As a federally chartered savings institution, we are subject to extensive regulation by the OTS. Our lending activities and other investments must comply with various federal regulatory requirements, and the OTS periodically examines us for compliance with various regulatory requirements. The FDIC also has the authority to conduct special examinations. We must file also reports with OTS describing our activities and financial condition and are also subject to certain reserve requirements promulgated by the Federal Reserve Board.

     For additional information, see "BUSINESS" and "REGULATION" in the accompanying prospectus.

           INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

    Our Board of Directors has fixed the close of business on November __, 1997 as the record date for the determination of members entitled to notice of and to vote at the Special Meeting (the "Voting Record Date"). Under our current mutual charter, our members include all of our holders of deposit or other authorized accounts and all of our borrowers. All members of record as of the close of business on the Voting Record Date who remain members until the date of the Special Meeting will be entitled to vote at the Special Meeting.

    At the Special Meeting, or any adjournment thereof, each depositor member may cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her savings accounts with us as of the Voting Record Date. Each borrower member will be entitled to one vote in addition to the number of votes to which he or she is entitled as a depositor. No member may cast more than 1,000 votes.

    Approval of the Plan of Conversion to be presented at the Special Meeting will require the affirmative vote of at least a majority of the total outstanding votes of our members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately _____ votes eligible to be cast, of which _____ votes constitute a majority.

    Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by us will be voted in accordance with the instructions indicated on the proxies by the members giving such proxies. If no contrary instructions are given, proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters by the proxy holders named therein as directed by our Board of Directors. Valid, previously executed general proxies, which typically are obtained from members when they open their accounts with us, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person. Any member giving a proxy you have the right to revoke your proxy at any time before the voting at the Special Meeting by delivering either written notice or a duly executed proxy bearing a later date to the Secretary of Newport Federal Savings and Loan Association. The Secretary must receive this written notice or the later dated proxy prior to the Special Meeting or any adjournment thereof. You may also revoke your proxy by attending the Special Meeting and voting in person.

    FAILURE TO RETURN AN EXECUTED PROXY FOR THE SPECIAL MEETING

OR TO ATTEND THE SPECIAL MEETING IN ORDER TO VOTE IN PERSON WOULD HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

    Proxies may be solicited by our officers, directors or other employees, in person, by telephone or through other forms of communication. These persons will be reimbursed us only for their expenses incurred in connection with such solicitation.

    The proxies solicited hereby will be used only at the Special
Meeting and at any adjournment thereof; they will not be used at any other meeting.


                     DESCRIPTION OF PLAN OF CONVERSION

    The OTS has approved our Plan of Conversion. The OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion.

Effect of Conversion to Stock Form on Our Depositors and Borrowers

    General. Each depositor in a mutual savings institution (such as us) has both a deposit account and a pro rata ownership interest in the equity of that institution based upon the balance in his or her deposit account. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any other depositor who opens a deposit account obtains a pro rata interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest, which is lost to the extent that the balance in the account is reduced.

    Consequently, depositors normally do not have a way to realize the value of their ownership, which has realizable value only in the unlikely event that the mutual institution is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual equity after other claims are paid.

    Upon consummation of the Conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of us. Our capital stock is separate and apart from deposit accounts and is not insured by the FDIC. Under the Plan of Conversion, all of our capital stock will be acquired by our holding company in exchange for a portion of the net proceeds from the sale of the Common Stock in the Conversion. The Common Stock will represent an ownership interest in our holding company and will be issued upon consummation of the Conversion to persons who elect to purchase the shares of Common Stock being offered.

    Continuity. During the Conversion process, our normal business of accepting deposits and making loans will continue without interruption. We will continue to be subject to regulation by the OTS and the FDIC, and our FDIC insurance will continue without interruption. After the

Conversion, we will continue to provide services for depositors and borrowers under our current policies and by our present management and staff.

    The Board of Directors serving at the time of the Conversion will serve as the Boards of Directors for us and our holding company after the Conversion. All of our officers at the time of the Conversion will retain their positions with us after the Conversion.

    Voting Rights. Upon the completion of the Conversion, former depositor and borrower members as such will have no voting rights in us in stock form or our holding company and, therefore, will not be able to elect our directors or our holding company's directors or to control our affairs. Currently, these voting rights are accorded to our depositor and borrower members. Following the Conversion, voting rights will be vested exclusively in the stockholders of our holding company which, in turn, will own all of our capital stock. Each holder of Common Stock is entitled to vote on any matter to be considered by the stockholders of our holding company, subject to the provisions of our holding company's Charter.

    Deposit Accounts and Loans. Our deposit accounts, the balances of individual accounts and existing federal deposit insurance coverage will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, the balances of these accounts and the obligations of the borrowers under their individual contractual arrangements with us.

    Tax Effects. We have received an opinion from our special counsel, Housley Kantarian & Bronstein, P.C., Washington, D.C., as to federal income tax consequences of the Conversion, and as to generally applicable federal income tax consequences of the Conversion to our account holders and to persons who purchase Common Stock in the Conversion. The opinion provides that the Conversion will constitute one or more reorganizations for federal income tax purposes under
Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Among other things, the opinion also provides that: (i) no gain or loss will be recognized by us in our mutual or stock form by reason of the Conversion; (ii) no gain or loss will be recognized by our account holders upon the issuance to them of accounts with us in stock form immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts with us immediately prior to the Conversion; (iii) the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest; (iv) the tax basis of the Common Stock purchased in the Conversion will be equal to the amount paid therefor increased, in the case of Common Stock acquired pursuant to the exercise of subscription rights, by the fair market value, if any, of the subscription rights exercised; (v) the holding period for the Common Stock purchased in the Conversion will commence upon the exercise of such holder's subscription rights and otherwise on the day following the date of such purchase; and (vi) gain or loss will be recognized to account holders upon the receipt of liquidation rights or the receipt or exercise of subscription rights in the Conversion, to the extent such liquidation rights and subscription rights are deemed to have value, as discussed below.

    The opinion of Housley Kantarian & Bronstein, P.C. is based in part upon, and subject to the continuing validity in all material respects through the date of the Conversion of, our various representations and upon certain assumptions and qualifications, including that the Conversion is consummated in the manner and according to the terms provided in the Plan of Conversion. Such opinion is also based upon the Internal Revenue Code, regulations now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change and such change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service ("IRS"), an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

    Housley Kantarian & Bronstein, P.C. has advised us that an interest in a liquidation account has been treated by the IRS, in a series of private letter rulings which do not constitute formal precedent, as having nominal, if any, fair market value and therefore it is likely that the interests in the liquidation account established by us as part of the Conversion will similarly be treated as having nominal, if any, fair market value. Accordingly, it is likely that our depositors who receive an interest in such liquidation account established by us pursuant to the Conversion will not recognize any gain or loss upon such receipt.

    Housley Kantarian & Bronstein, P.C. has further advised us that the federal income tax treatment of the receipt of subscription rights pursuant to the Conversion is uncertain, and recent private letter rulings issued by the IRS have been in conflict. For instance, the IRS adopted the position in one private ruling that subscription rights will be deemed to have been received to the extent of the minimum pro rata distribution of such rights, together with the rights actually exercised in excess of such pro rata distribution, and with gain recognized to the extent of the combined fair market value of the pro rata distribution of subscription rights plus the subscription rights actually exercised. Persons who do not exercise their subscription rights under this analysis would recognize gain upon receipt of rights equal to the fair market value of such rights, regardless of exercise, and would recognize a corresponding loss upon the expiration of unexercised rights that may be available to offset the previously recognized gain. Under another IRS private ruling, subscription rights were deemed to have been received only to the extent actually exercised. This private ruling required that gain be recognized only if the holder of such rights exercised such rights, and that no loss be recognized if such rights were allowed to expire unexercised. There is no authority that clearly resolves this conflict among these private rulings, which may not be relied upon for precedential effect. However, based upon express provisions of the Internal Revenue Code and in the absence of contrary authoritative guidance, Housley Kantarian & Bronstein, P.C. has provided in its opinion that gain will be recognized upon the receipt rather than the exercise of subscription rights. Further, also based upon a published IRS ruling and consistent with recognition of gain upon receipt rather than exercise of the subscription rights, Housley Kantarian & Bronstein, P.C. has provided in its opinion that the subsequent exercise of the subscription rights will not give rise to gain or loss. Regardless of the position eventually adopted by the IRS, the tax consequences of the receipt of the subscription rights will depend, in part, upon their valuation for federal income tax purposes.

    If the subscription rights are deemed to have a fair market value, the receipt of such rights will be taxable to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members who exercise their subscription rights, even though such persons would have received no cash from which to pay taxes on such taxable income. We could also recognize a gain on the distribution of such subscription rights in an amount equal to their aggregate value. In the opinion of RP Financial, LC ("RP Financial") whose opinion is not binding upon the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price as the price paid by purchasers in the Community Offering for unsubscribed shares of Common Stock.
 We encourage Eligible Account Holders, Supplemental Eligible Account Holders, Other Members to consult with their own tax advisors as to the tax consequences in the event that the subscription rights are deemed to have a fair market value. Because the fair market value, if any, of the subscription rights issued in the Conversion depends primarily upon the existence of certain facts rather than the resolution of legal issues, Housley Kantarian & Bronstein, P.C., has neither adopted the opinion of RP Financial as its own nor incorporated such opinion of RP Financial in its opinion issued in connection with the Conversion.

    We have also received the opinion of Pugh & Company, P.C., certified public accountants, Knoxville, Tennessee, to the effect that no gain or loss will be recognized as a result of the Conversion for purposes of Tennessee tax law.

    THE FEDERAL AND STATE INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL AND STATE INCOME TAXATION WHICH MAY BE RELEVANT TO EACH ELIGIBLE SUBSCRIBER ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLAN OF CONVERSIONS, INSURANCE COMPANIES AND ELIGIBLE SUBSCRIBERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH ELIGIBLE SUBSCRIBER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL AND STATE INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS, AND ALSO AS TO ANY OTHER TAX CONSEQUENCES ARISING OUT OF THE CONVERSION.

    Liquidation Account. In the unlikely event of our complete liquidation in our present mutual form, each of our deposit account holders would receive his or her pro rata share of our assets remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). The depositor's pro rata share of such remaining assets would be the same proportion of such assets as the value of his or her deposit account was to the total of the value of all deposit accounts with us at the time of liquidation.

    After the Conversion, each deposit account holder on a complete liquidation would have a claim of the same general priority as the claims of our other general creditors. Therefore, except as described below, the depositor's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. The depositor would have no interest in our value above that amount.

    Our Plan of Conversion provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our regulatory capital as of the date of its latest statement of financial condition contained in the accompanying prospectus being used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder would be entitled, on our complete liquidation after the Conversion, to an interest in the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the qualifying deposit in the related deposit account and the denominator is the total amount of the qualifying deposits of all of our Eligible Account Holders and Supplemental Eligible Account Holders. However, if the amount in the qualifying deposit account on any annual closing date is less than the amount in such account on the initial applicable date or any subsequent closing date, then the Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account would be reduced from time to time by an amount proportionate to any such reduction. If any such qualified deposit account is closed, the interest in the liquidation account will be reduced to zero.

    Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders were satisfied would be distributed to the entity or persons holding our capital stock at that time. A merger, consolidation, sale of bulk assets, or similar combination or transaction with an FDIC-insured institution in which we are not the surviving insured institution would not be considered to be a "liquidation" under which distribution of the liquidation account could be made. In such a transaction, the liquidation account would be assumed by the surviving institution.

    The creation and maintenance of the liquidation account will not restrict the use or application of any of our capital accounts, except that we may not declare or pay a cash dividend on, or repurchase any of, our capital stock if the effect of such dividend or repurchase would be to cause our equity to be reduced below the aggregate amount then required for the liquidation account.

Interpretation and Amendment of the Plan of Conversion

    To the extent permitted by law, our interpretations of the Plan of Conversion will be final. We may substantively amend the Plan of Conversion at any time prior to the mailing of the Plan of Conversion and proxy materials to our members. After such mailing, we may amend the Plan of Conversion at any time prior to the special meeting of our members and at any time following the meeting with the concurrence of the OTS. We may modify or terminate the Plan of Conversion upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of our members.

    In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to completion of the Conversion, the Plan of Conversion will be amended to conform to such regulations without a resolicitation of proxies or another meeting of our members. In the event that such new conversion regulations contain optional provisions, we may amend the Plan of Conversion to utilize such optional provisions without a resolicitation of proxies or another meeting of our members. By approval of the Plan of Conversion, our members will be deemed to have authorized amendment of the Plan of Conversion under the circumstances described above.

Conditions and Termination

    In order to complete the Conversion, (i) the Plan of Conversion must be approved by at least a majority of the total number of votes of our members eligible to be cast at the special meeting of our members and (ii) all shares of the Common Stock must be sold within 24 months after the members approve the Plan of Conversion. If these conditions are not satisfied, we will terminate the Plan of Conversion and will continue our business in the mutual form of organization. We may terminate the Plan of Conversion at any time prior to the special meeting of our members and, with the approval of the OTS, at any time after the meeting.

Other

    All statements made in this Proxy Statement are hereby qualified by the contents of the Plan of Conversion which is attached as Exhibit A to this Proxy Statement. Please consult the Plan of Conversion for further information. In addition, please refer to the section entitled "The Conversion" in the accompanying prospectus for a more detailed discussion of various aspects of the Plan of Conversion.

                             CHARTER AND BYLAWS

    The following is a summary of certain provisions of the charter and bylaws which will become effective upon our conversion into a federally chartered stock savings association. Complete copies of the stock charter and bylaws are attached as Exhibits B and C to this proxy statement.

    In stock form, we will be authorized to issue 20,000,000 shares of common stock with no par value. Our common stock will not be insured by the FDIC. All of our outstanding common stock will be owned by our holding company. Accordingly, exclusive voting rights with respect to our affairs after the Conversion will be vested in our holding company's Board of Directors.

    Our stock charter provides that the number of directors shall be not fewer than five or more than 15, with the exact number to be fixed in the Bylaws. The proposed stock bylaws provide that the number directors shall be six. Directors will serve for terms of three years and the terms of directors will be staggered so that approximately one-third of the Board is elected each year.

    In addition to the common stock, we will be authorized to issue 5,000,000 shares of serial preferred stock, with no par value. The Board of Directors will be permitted, without further stockholder approval, to authorize the issuance of preferred stock in series and to fix the voting powers, designations, preferences and relative, participating, optional, conversion and other special rights of the shares of each series of the preferred stock and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to common stock in dividend rights, liquidation preferences, or both, and may have voting rights.

    Neither the stock charter nor the bylaws provide for indemnification of officers and directors. However, we will be required by OTS regulations (as we currently are) to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reasons of the performance of their official duties. Indemnification may be made to any such person only if final judgment on the merits is in his favor or, in case of (i) settlement, (ii) final judgment against him or
(iii) final judgment in his favor, other than on the merits, if a majority of our directors determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in our best interest or the best interest of our stockholders. If a majority of our directors concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.


                             HOW TO ORDER STOCK

    The accompanying prospectus contains information about our business and financial condition of the and additional information about the Conversion and the Subscription Offering and the Community Offering. Enclosed is a Stock Order Form you must use to purchase for stock. You are not obligated to purchase for stock, and voting to approve the Conversion will not obligate you to purchase for stock.

    All Subscription Rights are nontransferable and will expire if not exercised by returning the accompanying Stock Order Form with full payment (or appropriate instructions authorizing withdrawal from a savings or certificate account with us) for all shares for which subscription is made to our holding company by __:__ _.m., Eastern Time, on December __, 1997, unless extended by us. A postage-paid reply envelope is provided for this purpose. Provided that not all of the shares are subscribed for in the Subscription Offering by our members, the remaining shares may be offered to the general public in the Community Offering with preference given to natural persons and trusts of natural persons who reside in Cocke County, Tennessee.

    The information contained in this proxy statement is limited in its scope to use in the solicitation of proxies for the Special
Meeting to vote on the Plan of Conversion. It is not intended for use in the offering of the Common Stock. Such offering is made only by the prospectus.


                           ADDITIONAL INFORMATION

    The information contained in the accompanying prospectus includes a more detailed description of the Plan of Conversion and is intended to help you evaluate the Conversion.

    All persons eligible to vote at the Special Meeting should review both this proxy statement and the accompanying prospectus carefully.

    YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND, WHETHER OR NOT YOU PLAN OF CONVERSION TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

    THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             William B. Henry
                             Secretary
November __, 1997
Newport, Tennessee

                                                                     Exhibit A

                     Newport Federal Savings and Loan Association
                                  Newport, Tennessee

                                  PLAN OF CONVERSION
                          FROM MUTUAL TO STOCK ORGANIZATION


I.  General.

    On May 20, 1997, the Board of Directors of Newport Federal Savings and Loan Association, Newport, Tennessee (the "Bank"), after careful study and consideration, adopted this Plan of Conversion from Mutual to Stock Organization (the "Plan"), whereby the Bank will convert from a federal mutual savings association named "Newport Federal Savings and Loan Association" to a federal capital stock savings association named "Newport Federal Bank" (the "Converted Bank") as a wholly owned subsidiary of a Holding Company to be formed at the direction of the Bank (the "Conversion").
 The Board of Directors amended the Plan on September 12, 1997.

    The Conversion is subject to regulations of the Director of the Office of Thrift Supervision of the United States Department of the Treasury ("OTS") pursuant to Section 5(i) of the Home Owners' Loan Act and Part 563b of the Rules and Regulations Applicable to All Savings Associations.

    The Plan is subject to the prior written approval of the OTS and must be adopted by the affirmative vote of at least a majority of the total outstanding votes of the Members of the Bank. Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to the Bank's Eligible Account Holders of record as of December 31, 1995, second to the Bank's Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding OTS approval of the Bank's application to convert to stock form and fourth to Other Members of the Bank.
 Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered by the Bank to the general public in a Community Offering. Shares remaining, if any, may then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

    It is the desire of the Board of Directors to attract new capital to the Converted Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion. In addition, the Board of Directors currently intends to implement stock option plans and other stock benefit plans subsequent to the Conversion to better attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Converted Bank as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Converted Bank to compete more effectively with other financial service organizations.

    No change will be made in the Board of Directors or management of the Bank as a result of the Conversion.

II. Definitions.

    Acting in Concert: The term "Acting in Concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
A person (as defined by 12 C.F.R. Section 563b.2(a)(26)) who acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any Tax-Qualified

Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

    Associate: The term "Associate," when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Bank, the Holding Company or a majority-owned subsidiary of the Bank or the Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a "Tax-Qualified Employee Stock Benefit Plan," as defined herein; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director of the Bank or the Holding Company, or any of their subsidiaries.

    Bank: The term "Bank" means the converting savings association in its pre-conversion form as a federal mutual savings association named "Newport Federal Savings and Loan Association."

    Capital Stock: The term "Capital Stock" means any and all authorized shares of stock of the Converted Bank.

    Community Offering: The term "Community Offering" means the offering of shares of Conversion Stock to the general public by the Holding Company concurrently with or after commencement of the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community.

    Conversion: The term "Conversion" means (i) the amendment of the Bank's federal mutual charter and bylaws to authorize issuance of shares of Capital Stock by the Converted Bank and to conform to the requirements of a federal capital stock savings association under the laws of the United States and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the Subscription and Community Offerings and/or in an underwritten public offering or otherwise; and (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Bank to be issued in the Conversion immediately following or concurrently with the close of the sale of the Conversion Stock.

    Conversion Stock: The term "Conversion Stock" means the shares of common stock to be issued and sold by the Holding Company pursuant to the Plan.

    Converted Bank: The term "Converted Bank" means the converting savings association in its post-conversion form as a federal capital stock savings association named " Newport Federal Bank."

    Eligibility Record Date: The term "Eligibility Record Date" means the close of business on December 31, 1995.

    Eligible Account Holder: The term "Eligible Account Holder" means each holder of one or more Qualifying Deposits in the Bank on the Eligibility Record Date.

    Holding Company: The term "Holding Company" means a corporation to be incorporated by the Bank under state law for the purpose of becoming a holding company for the Converted Bank through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan.

    Holding Company Stock: The term "Holding Company Stock" means any and all authorized shares of stock of the Holding Company.

    Independent Appraiser: The term "Independent Appraiser" means a person independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Bank to prepare an appraisal of the pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

    Local Community: The term "Local Community" means the county or counties in which the Bank's office or offices are located.

    Market Maker: The term "Market Maker" means a dealer (i.e., any person who engages, either for all or part of such person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or (b) furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

    Member: The term "Member" means any person or entity who qualifies as a member of the Bank under its federal mutual charter and bylaws prior to the Conversion.

    Officer: The term "Officer" means an executive officer of the Holding Company or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

    Order Form: The term "Order Form" means the order form or forms to be used by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

    Other Member: The term "Other Member" means any person, other than an Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

    OTS: The term "OTS" means the Office of Thrift Supervision of the United States Department of the Treasury or any successor agency having jurisdiction over the Conversion.

    Plan: The term "Plan" means this Plan of Conversion under which the Bank will convert from a federal mutual savings association to a federal capital stock savings association as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Directors or amended in accordance with the terms hereof.

    Qualifying Deposit: The term "Qualifying Deposit" means each savings balance in any Savings Account in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, which is equal to or greater than $50.00.

    Registration Statement: The term "Registration Statement" means the Registration Statement on Form S-1, or such other form as may be appropriate, and any amendments thereto, filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

    Resident: The term "Resident," as used in this Plan in relation to the preference afforded natural persons and trusts of natural persons in the Local Community, includes any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Community Offering. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters should be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

    Sale: The terms "sale" and "sell" mean every contract to sell or otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OTS or any other federal agency having jurisdiction.

    Savings Account: The term "Savings Account" means a withdrawable deposit in the Bank.

    SEC: The term "SEC" means the Securities and Exchange Commission or any successor agency.

    Special Meeting: The term "Special Meeting" means the Special Meeting of Members to be called for the purpose of submitting the Plan to the Members for their approval.

    Subscription Offering: The term "Subscription Offering" means the offering of shares of Conversion Stock to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

    Subscription and Community Prospectus: The term "Subscription and Community Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

    Subscription Rights: The term "Subscription Rights" means non-transferable, non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan.

    Supplemental Eligibility Record Date: The term "Supplemental Eligibility Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the OTS.

    Supplemental Eligible Account Holder: The term "Supplemental Eligible Account Holder" means each holder of one or more Qualifying Deposits in the Bank (other than Officers and directors of the Bank and their Associates) on the Supplemental Eligibility Record Date.

    Tax-Qualified Employee Stock Benefit Plan: The term "Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended. "Non-Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan which is not so qualified.

    Voting Record Date: The term "Voting Record Date" means the date fixed by the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting.

III.     Steps Prior to Submission of the Plan to the Members for Approval.

    Prior to submission of the Plan to its Members for approval, the Bank must receive approval from the OTS of an Application for Approval of Conversion on Form AC, which includes the Plan to convert to the stock form of organization (the "Application"). The following steps must be taken prior to such regulatory approval:

         A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

         B. Promptly after adoption of the Plan by the Board of Directors, the Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members.

         C. A press release relating to the proposed Conversion may be submitted to the local media.

         D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection by Members at each office of the Bank.

         E. The Bank shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

         F. The Bank shall submit or cause to be submitted the Application to the OTS. The Holding Company shall submit or cause to be submitted an Application H-(e)1 or Application H-(e)1-S to the OTS and the Registration Statement to the SEC. Upon receipt of advice from the regulatory authorities that the Application has been received and is in the prescribed form, the Bank shall publish a "Notice of Filing of an Application for Conversion to a Stock Savings Association" in a newspaper of general circulation, as referred to in Paragraph III.B. herein. The Bank also shall prominently display a copy of such notice in each of its offices.
    The Holding Company shall publish notice of the filing of the Application H-(e)1 or H-(e)1-S in accordance with applicable regulations.

         G. The Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in a taxable reorganization for federal income tax purposes to the Bank. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

         H. The Plan shall be submitted to a vote of the Members at the Special Meeting after approval by the OTS.

IV. Meeting of Members.

    Following receipt of approval of the Plan by the OTS, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Bank's bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the OTS. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph VI. below. The Bank will also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting and provide a postage paid card on which to indicate whether he or she wishes to receive the Subscription and

Community Prospectus, if the Subscription and Community Offerings are not held concurrently with the proxy solicitation.

    Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be promptly notified of the actions of the Members at the Special Meeting.

V.  Summary Proxy Statement.

    The Proxy Statement to be furnished to Members may be in summary form, provided that a statement is made in boldface type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage paid card or other written communication requesting a supplemental information statement. Without prior approval from the OTS, the Special Meeting shall not be held fewer than 20 days after the last day on which the supplemental information statement is mailed to Members requesting the same. The supplemental information statement may be combined with the Subscription and Community Prospectus if the Subscription and Community Offerings are commenced concurrently with the proxy solicitation of Members for the Special Meeting.

VI. Offering Documents.

    The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

    The Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Bank by a reasonable date certain a postage-paid written communication requesting receipt of a Subscription and Community Prospectus in order to be entitled to receive a Subscription and Community Prospectus, provided that the Subscription Offering shall not be closed until the expiration of 30 days after mailing proxy solicitation materials to voting Members and a postage-paid written communication to non-voting Eligible Account Holders and Supplemental Eligible Account Holders. If the Subscription Offering is commenced within 45 days after the Special Meeting, the Bank shall transmit, no more than 30 days prior to the commencement of the Subscription Offering, to each voting Member who had been furnished with proxy solicitation materials and to each non-voting Eligible Account Holder and Supplemental Eligible Account Holder, written notice of the commencement of the Subscription Offering which shall state that the Bank is not required to furnish a Subscription and Community Prospectus to them unless they return by a reasonable date certain a postage-paid written communication requesting the receipt of the Subscription and Community Prospectus.

    Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved by the OTS. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VII.     Consummation of Conversion.

    The date of consummation of the Conversion will be the effective date of the amendment of the Bank's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's federal mutual charter to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings association will be declared effective by the OTS, and the amended bylaws approved by the Members will become effective. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Conversion, and the Holding Company will make payment to the Converted Bank of at least 50 percent of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

VIII.    Stock Offering.

    A.   General.

         The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VIII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Conversion as provided below.

    B.   Independent Evaluation and Purchase Price of Shares.

         All shares of Conversion Stock sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price."
     The Purchase Price and the total number of shares of Conversion Stock to be offered in the Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15 percent above the high end of the Valuation Range previously approved by the OTS or if, in the opinion of the Boards of Directors of the Bank and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Bank.

         Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any other offering, extend the Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the OTS may permit.

    C.   Subscription Offering.

         Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefits Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

    1.   Category No. 1:  Eligible Account Holders.

              a. Each Eligible Account Holder shall receive, without payment, with respect to each Qualifying Deposit in the Bank on the Eligibility Record Date, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $110,000, one-tenth of one percent of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the Converted Bank in each case on the Eligibility Record Date.

              b. Non-transferable Subscription Rights to purchase Conversion Stock received by Officers and directors of the Bank and their Associates based on their increased deposits in the Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Subscription Category.

              c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

                   (I) Shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of its subscription, whichever is less.

                   (II) Any shares not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits, as compared to the total aggregate Qualifying Deposits of all subscribing Eligible Account Holders.

    2.   Category No. 2:  Tax-Qualified Employee Stock Benefit Plans.

              a. Tax-Qualified Employee Stock Benefit Plans of the Converted Bank shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Conversion.

              b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1, provided that any shares of Conversion Stock sold in excess of the high end of the Valuation Range may be first sold to Tax-Qualified Employee Stock Benefit Plans.

    3.   Category No. 3:  Supplemental Eligible Account Holders.

              a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to OTS approval, then each Supplemental Eligible Account Holder shall receive, without payment, with respect to each Qualifying Deposit in the Bank on the Supplemental Eligibility Record Date, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $110,000, one-tenth of one percent of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

              b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

              c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

              d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                   (I) Shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of its subscription, whichever is less.

                   (II) Any shares of Conversion Stock not allocated in accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total aggregate Qualifying Deposits of all subscribing Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date.

    4.   Category No. 4:  Other Members.

              a. Each Other Member, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, with respect to each deposit account in, or loan from, the Bank on the Voting Record Date, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of $110,000 or one-tenth of one percent of the total offering of shares of Conversion Stock.

              b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

              c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a reasonable basis as determined by the Board of Directors.

              Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Bank will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

    D.   Community Offering.

              1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. The Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS. The offering price of the Conversion Stock to the general public in the Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering in whole or in part.

              2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

              3. The Conversion Stock to be offered in the Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

    E.   Other Offering.

              In the event a Community Offering does not appear feasible, the Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Bank may terminate the Conversion with the concurrence of the OTS.

    F.   Limitations Upon Purchases of Shares of Conversion Stock.

         The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

              1. No Person may purchase fewer than 25 shares of Conversion Stock in the Conversion, to the extent such shares are available.

              2. Purchases of Conversion Stock in the Community Offering by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $220,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

              3. Officers and directors of the Bank and the Holding Company, and Associates thereof, may not purchase in the aggregate more than 34% of the shares of Conversion Stock issued in the Conversion, or such greater amount as may be permitted under applicable legal limits.

              4. Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Bank or any of their subsidiaries.

              5. Purchases of shares of Conversion Stock in the Conversion by any person, when aggregated with purchases by an Associate of that person, or a group of persons Acting in Concert, shall not exceed $220,000 of the Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares purchased by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. Under current regulatory authority, the Boards of Directors of the Holding Company and the Bank may, in their discretion, increase the maximum purchase limitations in the Subscription Offering and/or, if applicable, the Community Offering or other offering up to 9.99%, provided that orders for shares exceeding 5% of the shares to be issued in the Conversion shall not exceed, in the aggregate, 10% of the shares to be issued in the Conversion. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Bank shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

         Each person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

    G.   Restrictions on and Other Characteristics of Stock Being Sold.

         1.   Transferability.

              Except as provided in Paragraph XIII. below, Conversion Stock purchased by persons other than directors and Officers of the Bank and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold for a period of one year from the date of Conversion except for any sale of such shares (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities.

              The Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of the one-year holding period restriction:

              "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

              In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

         2.   Repurchase and Dividend Rights.

              Pursuant to present regulations, except as otherwise permitted by the OTS, the Holding Company may not, for a period of three years from the date of Conversion, repurchase Holding Company Stock from any person, with the exception of (i) repurchases on a pro rata basis pursuant to offers approved by the OTS and made to all stockholders,
         (ii) repurchases of qualifying shares of directors or, (iii) unless prohibited by the OTS, repurchases of shares to fund employee stock benefit plans of the Holding Company or the Bank. Upon 10 days' written notification to the OTS Regional Director for the Converted Bank and the Chief Counsel of the Corporate and Securities Division of the OTS, however, the Holding Company may make open market repurchases of outstanding Holding Company Stock, provided that (i) such Regional Director and Chief Counsel do not object based on a determination that
         (a) the repurchases would materially adversely affect the financial condition of the Converted Bank, (b) the information submitted by the Converted Bank is insufficient upon which to base a conclusion as to whether the Converted Bank's financial condition would be materially adversely affected, or (c) the Converted Bank does not demonstrate a valid purpose for the repurchases. Except as otherwise permitted by the OTS, (i) no repurchases may occur in the first year following the Conversion; (ii) any repurchases in the second and third years following the Conversion must be part of an open-market stock repurchase program that allows no more than five percent (5%) of the outstanding Holding Company Stock to be purchased during any 12 month period; and (iii) any repurchases within the first three years following the Conversion must not cause the Converted Bank to become "undercapitalized," as defined pursuant to 12 C.F.R. Section 565.4 or a successor regulation.

              Present regulations also provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Rules and Regulations of the OTS, or other applicable regulations.

              The above limitations shall not preclude payment of dividends on, or repurchases of, Holding Company Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion.

         3.   Voting Rights.

              After Conversion, holders of Savings Accounts and obligors on loans will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, and the Holding Company will have exclusive voting rights with respect to the Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of stock owned by said stockholder.

         4.   Purchases by Officers, Directors and Associates Following
              Conversion.

              Without the prior approval of the OTS, Officers and directors of the Converted Bank and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to Officers or directors may be made without OTS permission or the use of a broker or dealer.

    H.   Mailing of Offering Materials and Collation of Subscriptions.

         The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

         The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Bank. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Bank or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed

    Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

         The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Bank with the approval of the OTS.

    I.   Method of Payment.

         Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Bank; provided, however, that payments by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Bank concurrently with the completion of the Conversion.

         Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Conversion is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

         If a subscriber authorizes the Bank to charge its Savings Account, the funds will remain in the subscriber's Savings Account and will continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

         Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order From, and in the case of an employee stock ownership plan, together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Conversion.

    J.   Undelivered, Defective or Late Order Forms; Insufficient Payment.

         In the event an Order Form (i) is not delivered and is returned to the Holding Company or the Bank by the United States Postal Service (or the Holding Company or the Bank is unable to locate the addressee); (ii) is not received by the Holding Company or the Bank, or is received by the Holding Company or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and the Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

    K.   Members in Non-Qualified States or in Foreign Countries.

         The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country; (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

    L.   Sales Commissions.

         Sales commissions may be paid as determined by the Boards of Directors of the Bank and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

IX. Charter and Bylaws.

    As part of the Conversion, a federal stock charter and bylaws will be adopted to authorize the Converted Bank to operate as a federal capital stock savings association. By approving the Plan, the Members of the Bank will thereby approve amending the Bank's existing federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws. Prior to completion of the Conversion, the proposed federal stock charter and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XIV. below. The effective date of the amendment of the Bank's federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

X.  Registration and Market Making.

    In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

    The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the

Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

XI. Status of Savings Accounts and Loans Subsequent to Conversion.

    All Savings Accounts in the Bank will retain the same status after Conversion as these accounts had prior to Conversion. Subject to Paragraph VIII.I. hereof, each holder of a Savings Account in the Bank shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Bank, equal in dollar amount and on the same terms and conditions as in effect prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation up to the applicable limits of insurance coverage. All loans shall retain the same status after Conversion as these loans had prior to Conversion. After Conversion, holders of Savings Accounts and obligors on loans of the Bank will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock issued by the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's Capital Stock.

XII.     Liquidation Account.

    After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Bank.
However, pursuant to applicable regulations, the Bank shall, at the time of the Conversion, establish a Liquidation Account in an amount equal to its regulatory capital as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VIII.G.2.
above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Bank.

    The Liquidation Account shall be maintained by the Converted Bank subsequent to Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

    The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the related Savings Account and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

    If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

    In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the

Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, sale of bulk assets or similar combination or transaction with another institution insured by the Federal Deposit Insurance Corporation shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XIII.    Restrictions on Acquisition of Holding Company.

         A. Present regulations provide that for a period of three years following completion of the Conversion, no person (i.e., an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the OTS, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

         B. The Holding Company may provide in its Articles of Incorporation a provision that, for a period of five years following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its Articles of Incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XIV.     Interpretation and Amendment or Termination of the Plan.

    The Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Bank's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

    If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Bank's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

    In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to the completion of the Conversion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the OTS or any successor agency prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

    By adoption of the Plan, the Bank's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XV. Expenses of the Conversion.

    The Holding Company and the Bank will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XVI.     Contributions to Tax-Qualified Employee Stock Benefit Plans.

    The Holding Company and the Converted Bank may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Bank to fail to meet its then-applicable regulatory capital requirements.

                                                                     Exhibit B

                                 NEWPORT FEDERAL BANK

                                FEDERAL STOCK CHARTER


    Section 1. Corporate title. The full corporate title of the bank is Newport Federal Bank (the "Bank").

    Section 2. Office. The home office shall be located in Newport, Tennessee.

    Section 3.  Duration.  The duration of the Bank is perpetual.

    Section 4. Purpose and powers. The purpose of the Bank is to pursue any or all of the lawful objectives of a Federal Bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

    Section 5. Capital stock. The total number of shares of all classes of the capital stock that the Bank has authority to issue is 25,000,000 of which 20,000,000 shares shall be common stock of par value of $1.00 per share and of which 5,000,000 shares shall be serial preferred stock of par value of $1.00 per share. The shares may be issued from time to time as authorized by the board of directors without the approval of its stockholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Bank), labor, or services actually performed for the Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

    Except for shares issued in the initial organization of the Bank or in connection with the conversion of the Bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

    Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting:
Provided, that this restriction on voting separately by class or series shall not apply:

    (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

    (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Bank if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

    (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings association in a merger or consolidation for the Bank, shall not be considered to be such an adverse change.

    A description of the different classes and series (if any) of the Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

    A. Common stock. Except as provided in this Section 5 (or in any supplementary sections thereto), the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting.

    Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

    In the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Bank available for distribution remaining after: (i) payment or provision for payment of the Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and
(iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

    B. Preferred stock. The Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

    (a) The distinctive serial designation and the number of shares constituting such series;

    (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

    (c)  The voting powers, full or limited, if any, of shares of such series;

    (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

    (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Bank;

    (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

    (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

    (h) The price or other consideration for which the shares of such series shall be issued; and

    (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

    Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

    The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

    Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

    Section 6. Preemptive rights. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank which may be issued.

    Section 7. Liquidation account. Pursuant to the requirements of the Office's regulations (12 C.F.R. Part 563b), the Bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1995 and September 30, 1997 ("eligible savers"). In the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible saver's inchoate interest in the liquidation
account, to the extent it is still in existence:   Provided, that an eligible
saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the Bank's stockholders.

    Section 8. Directors. The Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Bank's bylaws, shall not be fewer than five or more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

    Section 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the Bank, approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

                                       NEWPORT FEDERAL BANK



Attest:                                By:
       ------------------------           ---------------------------
       William B. Henry                   Richard G. Harwood
       Secretary                          President



                                       OFFICE OF THRIFT SUPERVISION



Attest:                                By:
       ------------------------           ---------------------------


Effective Date:
               --------------

                                                                     Exhibit C


                                 NEWPORT FEDERAL BANK

                                        BYLAWS


                               ARTICLE I - Home Office

    The home office of Newport Federal Bank (the "Bank") shall be located at 344 W. Broadway, Newport, in the County of Cocke in the State of Tennessee.

                              ARTICLE II - Stockholders

    Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the home office of the Bank or at such other place in the State of Tennessee as the board of directors may determine.

    Section 2. Annual Meeting. A meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually within 150 days after the end of the Bank's fiscal year at such date and time within such 150-day period as the board of directors may determine.

    Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

    Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

    Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

    Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment.

    Section 7. Voting Lists. At least 20 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of stockholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any stockholder of record or the stockholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder of record or the stockholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

    In lieu of making the stockholder list available for inspection by stockholders as provided in the preceding paragraph, the board of directors may perform such acts as required by paragraphs (a) and (b) of Rule 14a-7 of the General Rules and Regulations under the Securities Exchange Act of 1934, as may be duly requested in writing, with respect to any matter which may be properly considered at a meeting of stockholders, by any stockholder who is entitled to vote on such matter and who shall defray the reasonable expenses to be incurred by the Bank in performance of the act or acts required.

    Section 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
 At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of stockholders, unless the vote of a greater number of stockholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

    Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the stockholder. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

    Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

    Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keough Account, however, may be voted by the Bank if no other instructions are received. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

    A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

    Section 12. Cumulative Voting. Unless otherwise provided in the Bank's charter, every stockholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

    Section 13. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

    Unless otherwise prescribed by applicable regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

    Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

    Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all other business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting.
Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

    Section 16. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

                           ARTICLE III - Board of Directors

    Section 1. General Powers. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, the chairman of the board or the president to preside at its meetings.

    Section 2. Number and Term. The board of directors shall consist of six members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

    Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

    Section 4. Qualification. Directors need not be the beneficial owners of capital stock of the Bank.

    Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

    Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

    Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

    Section 7.  Quorum.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

    Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

    Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

    Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

    Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

    Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

    Section 13. Presumption of Assent. A director of the Bank who is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

    Section 14. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 15. Age Limitation. Unless otherwise resolved by a majority of the board of directors, no director as of September 12, 1997 shall be eligible for election, reelection, appointment or reappointment to the board of directors of the Bank after he becomes 75 years of age, and no other person shall be eligible for election, reelection, appointment or reappointment to the board of directors of the Bank after he or she becomes 75 years of age. The age limitation does not apply to an advisory director or director emeritus.

                     ARTICLE IV - Executive and Other Committees

    Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

    Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

    Section 3.  Tenure.  Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

    Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

    Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

    Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

    Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

    Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

    Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

    Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as it may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

                                 ARTICLE V - Officers

    Section 1. Positions. The officers of the Bank shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Bank. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

    Section 2. Election and Term of Office. The officers of the Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

    Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

    Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

    Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

                 ARTICLE VI - Contracts, Loans, Checks, and Deposits

    Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

    Section 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

    Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

    Section 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the board of directors may select.

               ARTICLE VII - Certificates for Shares and Their Transfer

    Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Bank itself or one of its employees.
Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the board of directors may prescribe.

    Section 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

                              ARTICLE VIII - Fiscal Year

    The fiscal year of the Bank shall end on the 31st day of December of each year. The appointment of accountants shall be subject to annual ratification by the stockholders.

                                ARTICLE IX - Dividends

    Subject to the terms of the Bank's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                              ARTICLE X - Corporate Seal

    The board of directors shall provide a savings association seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                               ARTICLE XI - Amendments

    These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by stockholders of the Bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When a savings association fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

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                                   REVOCABLE PROXY

                  (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

                           FOR A SPECIAL MEETING OF MEMBERS
                           TO BE HELD ON DECEMBER __, 1997)


    The undersigned member of Newport Federal Savings and Loan Association (the "Bank") hereby appoints J. William Myers and Richard G. Harwood, or any one of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to cast at the Special Meeting of Members of the Bank to be held at __________________, ____________________, Newport, Tennessee, on
________________, December __, 1997, at __:__ _.m., Eastern Time, and at any
adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                                FOR      AGAINST

        Approval of the Plan of Conversion providing for
        the conversion of the Bank from a federally
        chartered mutual savings association to a
        federally chartered stock savings association to
        be known as "Newport Federal Bank", as a wholly
        owned subsidiary of United Tennessee Bankshares,
        Inc., including the amendment of the Bank's
        Federal Mutual Charter and Bylaws to read in the
        form of a Federal Stock Charter and Bylaws for the
        Bank.
                                                               / /          / /

        In their discretion, on any other matters that may lawfully come before the meeting.


NOTE: The Board of Directors is not aware of any other matters that may come before the Meeting.

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                THIS PROXY WILL BE VOTED FOR THE PLAN OF CONVERSION IF
                               NO CHOICE IS MADE HEREON


    Should the undersigned be present and elect to vote at the meeting or at any adjournment thereof and, after notification to the Secretary of Newport Federal Savings and Loan Association at the meeting of the member's decision to terminate this proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given.

    The undersigned acknowledges receipt of notice of the meeting and a proxy statement dated November__, 1997 and a prospectus dated November __, 1997 prior to the execution of this proxy.






                              ----------------------
                                       Date



                              ----------------------
                                    Signature



                      Note:  Only one signature is required in
                              the case of a joint account.